Exhibit 99.1

                     Concord Announces First Quarter Results


    MARLBORO, Mass.--(BUSINESS WIRE)--April 27, 2005--Concord Communications Inc. (Nasdaq: CCRD) today announced earnings for its first quarter ended March 31, 2005. Total revenue was $29.1 million (see attached financial statements). GAAP loss per share was ($0.20). Pro forma loss per share was ($0.06). See reconciliation below for GAAP to Pro forma comparison.

    Deal Size

    -- The average deal size for new eHealth Suite customer accounts was $163,000

    --  The number of eHealth Suite deals over $100,000 was 33

    Market Segments

    --  ehealth revenue was $24.6 million or 84% of revenue.

    -- Spectrum revenue from February 22, 2005 to the end of Q1 was $4.5 million or 16% of revenue.

    Income Statement and Balance Sheet

    -- Closing total cash was $69.5 million, including $0.6 million in restricted cash

    --  Consolidated deferred revenue was $42.2 million

    --  Pro forma consolidated operating expenses were $24.5 million

    --  Consolidated DSOs were approximately 62 days

    Conference Call

    Concord Communications will not hold a conference call because of the previously announced proposed acquisition by Computer Associates.




                     CONCORD COMMUNICATIONS, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
            (In thousands, except per share and share data)

                                                 Three Months Ended
                                               -----------------------
                                                March 31,   March 31,
                                                   2005        2004
                                               ----------- -----------
Revenues:
License revenues                                  $11,570     $10,350
Service revenues                                   17,541      13,495
                                               ----------- -----------
Total revenues                                     29,111      23,845
                                               ----------- -----------
Costs of Revenues:
Cost of license revenues                            1,551         822
Cost of service revenues                            5,077       3,949
                                               ----------- -----------
Total cost of revenues                              6,628       4,771
                                               ----------- -----------
Gross profit                                       22,483      19,074
                                               ----------- -----------
Operating Expenses:
Research and development                            7,385       5,789
Sales and marketing                                13,921      11,516
General and administrative                          3,595       2,643
Stock-based compensation                              588           -
Acquisition related charges                           100           -
    Acquired in-process research and
     development                                    1,400           -
                                               ----------- -----------
Total operating expenses                           26,989      19,948
                                               ----------- -----------
Operating loss                                     (4,506)       (874)
                                               ----------- -----------
Other Income:
Interest income                                       673       1,089
Interest expense                                     (817)       (823)
Other expense                                        (138)       (169)
                                               ----------- -----------
Total other (loss) income, net                       (282)         97
                                               ----------- -----------
Loss before income taxes                           (4,788)       (777)
Benefit from income taxes                            (998)       (295)
                                               ----------- -----------
Net loss                                          $(3,790)      $(482)
                                               =========== ===========
Net loss per common and potential common share:
Basic                                              ($0.21)     ($0.03)
                                               =========== ===========
Diluted                                            ($0.21)     ($0.03)
                                               =========== ===========
Weighted average common and potential common shares
 outstanding:
Basic                                          18,473,855  18,159,503
                                               =========== ===========
Diluted                                        18,473,855  18,159,503
                                               =========== ===========

The accompanying notes are an integral part of these condensed consolidated financial statements.


                     CONCORD COMMUNICATIONS, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
                   (In thousands, except share data)

                                                   March 31,  Dec. 31,
                                                      2005      2004
                                                   --------- ---------
ASSETS
Current Assets:
Cash and cash equivalents                           $11,137   $15,816
Marketable securities                                57,763   143,639
Restricted cash                                         591        66
Accounts receivable, net of allowance of $498 and
 $423 at March 31, 2005 and
 December 31, 2004, respectively                     24,093    24,183
Deferred tax assets                                   3,147     1,763
Prepaid expenses and other current assets             8,593     8,170
                                                   --------- ---------
Total current assets                                105,324   193,637
Equipment and improvements, net                      10,365     6,226
Goodwill                                             88,271     6,225
Other intangible assets, net                         22,891     2,191
Deferred tax assets                                  11,795    12,211
Unamortized debt issuance costs and other long-term
 assets                                               2,803     3,001
                                                   --------- ---------
Total assets                                       $241,449  $223,491
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                                     $4,715    $6,334
Accrued expenses                                     19,969    12,171
Deferred revenue                                     42,187    27,207
                                                   --------- ---------
Total current liabilities                            66,871    45,712
Convertible senior notes                             86,250    86,250
Other long term liabilities                             560         -
                                                   --------- ---------
Total liabilities                                   153,681   131,962
                                                   --------- ---------
Stockholders' Equity:
Common stock, $0.01 par value:
Authorized - 50,000,000 shares; Issued and
 outstanding - 18,698,686 and 18,449,964 shares at
 March 31, 2005 and December 31, 2004, respectively     187       184
Additional paid-in capital                          119,453   117,113
Deferred compensation                                (1,939)        -
Accumulated other comprehensive loss                   (802)     (427)
Accumulated deficit                                 (29,131)  (25,341)
                                                   --------- ---------
Total stockholders' equity                           87,768    91,529
                                                   --------- ---------
Total liability and stockholders' equity           $241,449  $223,491
                                                   ========= =========

The accompanying notes are an integral part of these condensed consolidated financial statements.



                     CONCORD COMMUNICATIONS, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (In thousands)

                                                   Three Months Ended
                                                  --------------------
                                                  March 31,  March 31,
                                                      2005     2004
                                                   --------- ---------
Cash Flows from Operating Activities:
Net loss                                             $(3,790)   $(482)
Adjustments to reconcile net loss to net cash
 (used for) provided by operating activities:
Depreciation and amortization                          2,159    1,113
Amortization of debt issuance costs                      171      176
Realized loss (gain)                                     110      (12)
Write-off of in-process research and development       1,400        -
Deferred income taxes                                 (1,127)    (285)
Changes in assets and liabilities:
   Accounts receivable                                 6,000    2,574
   Prepaid expenses and other current assets             160      210
   Other assets                                           27      (13)
   Accounts payable                                   (3,784)  (2,678)
   Accrued expenses                                   (5,642)  (2,000)
   Deferred revenue                                    3,070    2,961
   Other liabilities                                     560        -
                                                     -------- --------
        Net cash (used for) provided by operating
         activities                                     (686)   1,564
                                                     -------- --------
Cash Flows from Investing Activities:
   Purchases of equipment and improvements            (1,241)    (776)
   Purchases of marketable securities                (78,022) (57,157)
   Proceeds from maturities and sale of marketable
    securities                                       163,247   17,204
   Release of restricted cash                              -      194
                                                     -------- --------
       Net cash provided by (used for) investing
        activities                                    83,984  (40,535)
                                                     -------- --------
Cash Flows from Financing Activities:
Acquisition of business, net of cash acquired Aprisma (84,020)       -
Acquisition of business, net of cash acquired Vitel    (4,320)       -
   Proceeds from issuance of common stock                363      597
                                                     -------- --------
     Net cash (used for) provided by financing
      activities                                     (87,977)     597
                                                     -------- --------
Net decrease in cash and cash equivalents             (4,679) (38,374)
Cash and cash equivalents, beginning of period        15,816   69,436
                                                     -------- --------
Cash and cash equivalents, end of period             $11,137  $31,062
                                                     ======== ========
Supplemental Disclosure of Cash Flow Information:
   Cash paid for income taxes                           $881     $206
Supplemental Disclosure of Noncash Investing
 Transactions:
   Unrealized (loss) gain on available-for-sale
    securities                                         $(605)    $832

The accompanying notes are an integral part of these condensed consolidated financial statements.


                     CONCORD COMMUNICATIONS, INC.
      TABLE OF RECONCILIATION FROM GAAP TO PRO FORMA (Unaudited)
                   (In thousands, except share data)

                                                 Three Months Ended
                                               -----------------------
                                                March 31,   March 31,
                                                     2005        2004
                                               ----------- -----------
Reconciliation of GAAP & Pro Forma Net Income:
Net loss                                          $(3,790)      $(482)
Add:
Benefit for income taxes                             (998)       (295)
From Cost of revenues
Technology amortization                               595         133

  From Operating expenses
Intangible amortization expenses                      443          70
Acquired in-process research and development        1,400           -
   Aprisma acquisition relates expenses               100           -
Compensation expenses related to Aprisma'
 Equity Participation Plan                            547           -
Compensation expenses related to restricted
 stock award                                           41           -
                                               ----------- -----------
Pro forma income before income taxes               (1,662)       (574)
                                               ----------- -----------
Pro forma income taxes (Pro forma rate: 28%)         (465)       (161)
                                               ----------- -----------
Pro forma net income                              $(1,197)      $(413)
                                               =========== ===========
Pro forma net income per diluted share:            $(0.06)     $(0.02)
Diluted weighted average common and potential
 common shares outstanding                     18,473,855  18,159,503





    CONTACT: Concord Communications
             Eric Snow, 508-486-4508
             Director, Public Relations
             pr@concord.com
             or
             Concord Communications
             Ruddy, Raymond, 508-303-4350
             Director, Investor Relations
             investorrelations@concord.com